Ex 10.17
NOTE
October ___, 2008
Rochester, New York
     FOR VALUE RECEIVED, the undersigned, Vuzix Corporation., a Delaware corporation (the “Borrower”), DOES HEREBY PROMISE to pay to the order of Paul Travers (the “Lender”), at its office at 75 Town Centre Drive, Rochester, NY 14623, in lawful money of the United States and in immediately available funds, the aggregate unpaid principal amount of all Loans made to the Borrower by the Lender hereunder and pursuant to the Agreement, ON DEMAND, and to pay interest (computed on the basis of a year of 360 days) from the date of this Note on the unpaid principal amount hereof, in like money, at said office, at a rate per annum equal to twelve percent (12%) per annum. Interest accrued on this Note shall be paid monthly on the first day of each month commencing December 1, 2008. The principal balance hereof and interest accrued hereon shall be due and payable in full on December 31, 2010 even if no demand for payment has been made
     The Borrower hereby authorizes the Lender to endorse on the Schedule annexed to this Note all Loans made to the Borrower and all payments of principal amounts in respect of such Loans, which endorsements shall, in the absence of manifest error, be conclusive as to the outstanding principal amount of all Loans; provided, however, that the failure to make such notation with respect to any Loan or payment shall not limit or otherwise affect the obligations of the Borrower under the Agreement or this Note.
     This Note is the Note referred to in a certain Loan Agreement between the Lender and the Borrower, dated the same date as the date of this Note (the “Agreement”), and capitalized terms used herein shall have the meanings ascribed to such terms in the Agreement. The Agreement, among other things, contains provisions for prepayments on account of the principal of this Note prior to demand upon the terms and conditions specified in the Agreement.
     This Note shall be governed by the laws of New York applicable to contracts made and performed wholly within such state, without regard to conflict of laws principles.

Vuzix Corporation
By:	/s/ Grant Russell
	Name:	Grant Russell
	Title:	Chief Operating Officer